Exhibit 13(h)

                                  SUBSCRIPTION

           Classes B and C of The Seven Seas Series Money Market Fund Classes B and C of The Seven Seas Series US Government Money Market Fund

July 13, 1994

To:  The Board of Trustees of The Seven Seas Series Fund
     909 A Street
     Tacoma, WA  98402

Ladies and Gentlemen:

The undersigned hereby subscribes to 100 shares each of (1) Class B of The Seven Seas Series Money Market Fund; (2) Class C of The Seven Seas Series Money Market Fund; (3) Class B of The Seven Seas Series US Government Money Market Fund; and
(4) Class C of The Seven Seas Series US Government Money Market Fund. Each share shall have a par value of $0.001 per share, and a price of $1.00 per share.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $400.00 in full and complete payment.

Dated:  July 19, 1994

                                        FRANK RUSSELL INVESTMENT
                                           MANAGEMENT COMPANY


                                        By:  /s/ J. David Griswold
                                             -----------------------------------
                                                 J. David Griswold
                                                 Associate General Counsel and
                                                   Assistant Secretary

ACKNOWLEDGED AND ACCEPTED
-------------------------

The Seven Seas Series Fund

By:  /s/Lynn L. Anderson
     ---------------------
         Lynn L. Anderson
         President